Exhibit 99.1
New Relic Announces Fourth Quarter and Full Fiscal Year 2017 Results
Revenue increased 40% year-over-year to $73.3 million in the fourth quarter
Dollar-Based Net Expansion Rate of 133% for the fourth quarter
>16 percentage points of GAAP operating margin expansion year-over-year in the fourth quarter
San Francisco – May 9, 2017 – Digital Intelligence leader New Relic, Inc. (NYSE: NEWR) today announced financial results for the fourth quarter and full fiscal year ended March 31, 2017.
“New Relic had an incredible finish to our fiscal year, delivering more than $263M in revenue and year-over-year revenue growth of 45 percent,” said Lew Cirne, CEO and founder, New Relic. “This growth is driven by our success in the enterprise market, as nearly every forward-thinking company today is making a strategic investment in cloud and digital transformation initiatives. That is why the world's most innovative enterprises trust New Relic to help them see more clearly into their digital business.”
“We continued to demonstrate significant efficiencies across our business throughout fiscal 2017, improving our GAAP and non-GAAP operating margins by over 13 percentage points despite meaningful investments in our enterprise business,” said Mark Sachleben, CFO, New Relic. “Looking ahead, we expect these initiatives to drive strong results including positive free cash flow for fiscal 2018 and non-GAAP operating income breakeven by the end of the fiscal year.”
Fourth Quarter 2017 Financial Highlights:

•	Revenue of $73.3 million, up 40% compared to the fourth quarter of fiscal 2016 and 8% from the third quarter of fiscal 2017.

•
GAAP loss from operations was $15.1 million for the fourth quarter of fiscal 2017, compared to $19.3 million for the fourth quarter of fiscal 2016. Non-GAAP loss from operations was $5.8 million for the fourth quarter of fiscal 2017, compared to $12.0 million for the fourth quarter of fiscal 2016.

•
GAAP net loss per share was $0.28 for the fourth quarter of fiscal 2017 based on 53.0 million weighted-average shares outstanding, compared to $0.39 for the fourth quarter of fiscal 2016 based on 49.6 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.11 for the fourth quarter of fiscal 2017, compared to $0.24 for the fourth quarter of fiscal 2016.

•	Cash, cash equivalents and short-term investments were $206.4 million at the end of the fourth quarter of fiscal 2017, compared with $195.6 million at the end of the third quarter of fiscal 2017.

Fiscal 2017 Financial Highlights:

•	Revenue of $263.5 million, up 45% compared with fiscal 2016.

•
GAAP loss from operations was $61.3 million for fiscal 2017, compared with $67.6 million for fiscal 2016. Non-GAAP loss from operations was $25.4 million for fiscal 2017, compared with $41.2 million for fiscal 2016.

•
GAAP net loss per share was $1.18 for fiscal 2017 based on 51.7 million weighted-average shares outstanding, compared with $1.39 for fiscal 2016 based on 48.4 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.49 for fiscal 2017, compared with $0.85 for fiscal 2016.

Customer Highlights:

•	Paid Business Accounts as of March 31, 2017 of 15,216.

•	Dollar-Based Net Expansion Rate for the fourth quarter of 133%.

•
New or expanded customers in the fourth quarter of fiscal 2017 included: Adobe Systems Incorporated, Allianz GmbH, BabyCenter, BAMTech LLC, Barclays Africa Group Limited, Bose Corporation, Buffalo Wild Wings, Centers for Medicare and Medicaid Services, Cimpress N.V., Concur, Frontier Airlines, John Lewis PLC, K12 Inc, Leroy Merlin Brazil, LexisNexis, LinkedIn, Macquarie University, Naspers, REI, Room & Board, SoFi Lending Corp., UnderArmour, Willis Towers Watson, Wix.com, Zendesk, Inc.

Fourth Quarter & Recent Business Highlights:

•
Released updates to the New Relic Digital Intelligence Platform [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Updates-Platform-to-Accelerate-Enterprise-Cloud-Initiatives/] enabling digital enterprises to embrace the much-faster pace of innovation and greater scale in the cloud through real-time visibility and metrics connecting digital performance with a company’s bottom line.

•
Announced a strategic alliance with Splunk [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/Splunk-and-New-Relic-Power-Digital-Business-Success/], unifying performance monitoring and machine data that helps enterprises transform customer experiences and drive revenues.

•
Expanded presence in Europe [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Continues-Major-Growth-Across-Europe/], announcing strong growth and increased footprint across Dublin, London, Munich and Zurich.

•
Announced Chief People Officer [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/Kristy-Friedrichs-Joins-New-Relic-as-Chief-People-Officer/], Kristy Friedrichs, joining New Relic to lead the company’s people strategy with a focus on scaling both its culture and people programs as it continues to grow its team around the globe.

•
Launched FutureStack Global Tour [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Announces-FutureStack-Global-Tour-Digital-Intelligence-at-Cloud-Scale/] with events being held in London, Berlin, Sydney, New York and San Francisco.

Outlook:
New Relic is initiating its outlook for its first quarter of fiscal 2018, as well as the full fiscal year 2018, ending March 31, 2018. New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per share to their most directly comparable GAAP measure because certain items, namely stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans, are out of New Relic’s control and cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	First Quarter Fiscal 2018 Outlook:

•	Revenue between $77.0 million and $78.5 million, representing year-over-year growth of between 31% and 34%.

•	Non-GAAP loss from operations of between $6.5 million and $7.5 million.

•	Non-GAAP net loss per share of between $0.12 and $0.14. This assumes 53.7 million non-GAAP weighted average common shares outstanding.

•	Full Year Fiscal 2018 Outlook:

•	Revenue between $341.5 million and $346.5 million, representing year-over-year growth of between 30% and 32%.

•	Non-GAAP loss from operations of between $14.0 million and $18.0 million.

•	Non-GAAP net loss per share of between $0.24 and $0.32. This assumes 55 million non-GAAP weighted average common shares outstanding.
Conference Call Details:

•	What: New Relic financial results for the fourth quarter and full fiscal 2017 and outlook for the first quarter of fiscal 2018 and the full year of fiscal 2018

•	When: May 9, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (877) 201-0168, and for international callers, please dial (647) 788-4901. Callers may provide confirmation number 4180427 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

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Replay: Following the completion of the call through 11:59 PM Eastern Time on May 16, 2017, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 4180427.

About New Relic
New Relic is a leading digital intelligence company, delivering full-stack visibility and analytics to more than 40% of the Fortune 100. The New Relic Digital Intelligence Platform provides actionable insights to drive digital business results. Companies of all sizes trust New Relic to monitor application and infrastructure performance so they can quickly resolve issues, and improve digital customer experiences. Learn more at newrelic.com.

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2018 and for the full year of fiscal 2018, such as revenue, non-GAAP loss from operations and non-GAAP net loss per share, free cash flow, non-GAAP operating income, gross margins, deferred revenue, capital expenditures, cash from operations, and capitalized software, New Relic’s ability to achieve one-billion dollars in annualized revenue by the end of fiscal year 2022, expectations regarding expanded consumption of products by large customers, expectations that New Relic’s enterprise business will reach over half of New Relic’s annualized recurring revenue by the end of fiscal 2018, expectations that an enterprise customer will become the first $10 million dollar per year customer in the not too distant future, market trends and opportunity, increased investments in product and go-to-market as well as effect upon total addressable market, efforts to develop native integrations and impact upon win rates with customers in the cloud, development of closer relationships with key cloud providers, consultants, and ecosystem ISVs, seasonality with respect to dollar-based net expansion rate and deferred revenue in fiscal 2018, timing and benefits from the potential release of a product or set of features based on Project Seymour, pace of hiring in the first fiscal quarter of fiscal 2018, the timing and impact of expenditures related to FutureStack events in fiscal 2018, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, and the increase in percentage of revenue received from non-APM solutions and enterprise customers as well as timing related thereto. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic's ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic's short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; risks associated with recent changes to New Relic’s management structure; New Relic’s ability to persuade New Relic’s customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including New Relic’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net loss per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by weighted average shares used to compute net loss per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic's operating performance due to the following factors:

Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic's business and because of the singular nature of the claims underlying the matter.

Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic's common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.

Additionally, New Relic's management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
aschmitt@newrelic.com

Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
Revenue	$73,336	$52,492	$263,479	$181,309
Cost of revenue	13,930	10,621	49,990	37,183
Gross profit	59,406	41,871	213,489	144,126
Operating expenses:
Research and development	15,967	15,009	61,054	46,394
Sales and marketing	45,537	36,476	168,163	129,677
General and administrative	12,968	9,679	45,615	35,693
Total operating expenses	74,472	61,164	274,832	211,764
Loss from operations	(15,066)	(19,293)	(61,343)	(67,638)
Other income (expense):
Interest income	393	199	1,189	647
Interest expense	(24)	(21)	(87)	(68)
Other income (expense), net	(55)	70	(572)	(126)
Loss before income taxes	(14,752)	(19,045)	(60,813)	(67,185)
Income tax provision	241	149	264	302
Net loss	$(14,993)	$(19,194)	$(61,077)	$(67,487)
Net loss per share, basic and diluted	$(0.28)	$(0.39)	$(1.18)	$(1.39)
Weighted-average shares used to compute net loss per share, basic and diluted	52,991	49,644	51,715	48,410

Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$88,305	$65,914
Short-term investments	118,101	125,414
Accounts receivable, net of allowance for doubtful accounts of $1,117 and $664, respectively	62,032	32,514
Prepaid expenses and other current assets	8,169	6,109
Total current assets	276,607	229,951
Property and equipment, net	50,728	40,147
Restricted cash	8,115	8,115
Goodwill	11,828	11,828
Intangible assets, net	2,499	3,661
Other assets, non-current	2,492	742
Total assets	$352,269	$294,444
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,522	$4,450
Accrued compensation and benefits	15,935	11,631
Other current liabilities	7,607	4,725
Deferred revenue	125,269	72,397
Total current liabilities	155,333	93,203
Deferred rent, non-current	8,272	4,658
Deferred revenue, non-current	1,135	2,326
Other liabilities, non-current	685	1,024
Total liabilities	165,425	101,211
Stockholders’ equity:
Common stock, $0.001 par value	53	50
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	447,314	392,511
Accumulated other comprehensive income (loss)	(96)	22
Accumulated deficit	(260,164)	(199,087)
Total stockholders’ equity	186,844	193,233
Total liabilities and stockholders’ equity	$352,269	$294,444

Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Year Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss:	$(61,077)	$(67,487)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,805	15,119
Stock-based compensation expense	31,946	23,268
Other	1,125	2,420
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	(30,251)	(19,456)
Prepaid expenses and other assets	(3,658)	(1,834)
Accounts payable	658	(774)
Accrued compensation and benefits and other liabilities	5,550	7,205
Deferred revenue	51,681	45,414
Deferred rent	4,149	131
Net cash provided by operating activities	18,928	4,006
Cash flows from investing activities:
Purchases of property and equipment	(21,430)	(11,732)
Acquisition of business, net of cash acquired	—	(5,498)
Increase in restricted cash	—	(3,492)
Purchases of short-term investments	(168,938)	(110,978)
Proceeds from sale and maturity of short-term investments	175,877	80,397
Capitalized software development costs	(4,029)	(6,748)
Net cash used in investing activities	(18,520)	(58,051)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	5,283	2,243
Proceeds from issuance of common stock	16,700	12,459
Net cash provided by financing activities	21,983	14,702
Net increase (decrease) in cash and cash equivalents	22,391	(39,343)
Cash and cash equivalents, beginning of period	65,914	105,257
Cash and cash equivalents, end of period	$88,305	$65,914

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
Reconciliation of gross profit and gross margin:
GAAP gross profit	$59,406	$41,871	$213,489	$144,126
Plus: Stock-based compensation	478	345	1,847	1,238
Plus: Amortization of purchased intangibles	396	200	1,062	939
Plus: Amortization of stock-based compensation capitalized in software development costs	230	156	754	544
Plus: Employer payroll tax on employee equity incentive plans	45	6	114	18
Non-GAAP gross profit	$60,555	$42,578	$217,266	$146,865
GAAP gross margin	81%	80%	81%	79%
Non-GAAP adjustments	2%	1%	1%	2%
Non-GAAP gross margin	83%	81%	82%	81%
Reconciliation of operating expenses:
GAAP research and development	$15,967	$15,009	$61,054	$46,394
Less: Stock-based compensation	(2,522)	(2,436)	(9,975)	(6,659)
Less: Employer payroll tax on employee equity incentive plans	(172)	(63)	(448)	(258)
Non-GAAP research and development	$13,273	$12,510	$50,631	$39,477
GAAP sales and marketing	$45,537	$36,476	$168,163	$129,677
Less: Stock-based compensation	(3,392)	(2,624)	(13,042)	(9,258)
Less: Amortization of purchased intangibles	—	(15)	(25)	(50)
Less: Employer payroll tax on employee equity incentive plans	(166)	(87)	(501)	(503)
Non-GAAP sales and marketing	$41,979	$33,750	$154,595	$119,866
GAAP general and administrative	$12,968	$9,679	$45,615	$35,693
Less: Stock-based compensation	(1,835)	(1,260)	(7,082)	(6,113)
Less: Lawsuit litigation	—	(3)	(48)	(46)
Less: Amortization of purchased intangibles	—	(44)	(75)	(150)
Less: Transaction costs related to acquisition	—	—	—	(385)
Less: Employer payroll tax on employee equity incentive plans	(77)	(91)	(950)	(301)
Non-GAAP general and administrative	$11,056	$8,281	$37,460	$28,698
Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(15,066)	$(19,293)	$(61,343)	$(67,638)
Plus: Stock-based compensation	8,227	6,665	31,946	23,268
Plus: Lawsuit litigation	—	3	48	46
Plus: Amortization of purchased intangibles	396	259	1,162	1,139
Plus: Transaction costs related to acquisition	—	—	—	385
Plus: Amortization of stock-based compensation capitalized in software development costs	230	156	754	544
Plus: Employer payroll tax on employee equity incentive plans	460	247	2,013	1,080
Non-GAAP loss from operations	$(5,753)	$(11,963)	$(25,420)	$(41,176)
GAAP operating margin	(21%)	(37%)	(23%)	(37%)
Non-GAAP adjustments	13%	14%	13%	14%
Non-GAAP operating margin	(8%)	(23%)	(10%)	(23%)
Reconciliation of net loss:
GAAP net loss	$(14,993)	$(19,194)	$(61,077)	$(67,487)
Plus: Stock-based compensation	8,227	6,665	31,946	23,268
Plus: Lawsuit litigation	—	3	48	46
Plus: Amortization of purchased intangibles	396	259	1,162	1,139

Plus: Transaction costs related to acquisition	—	—	—	385
Plus: Amortization of stock-based compensation capitalized in software development costs	230	156	754	544
Plus: Employer payroll tax on employee equity incentive plans	460	247	2,013	1,080
Non-GAAP net loss	$(5,680)	$(11,864)	$(25,154)	$(41,025)
Reconciliation of net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.28)	$(0.39)	$(1.18)	$(1.39)
Non-GAAP adjustments to net loss	0.17	0.15	0.69	0.54
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.24)	$(0.49)	$(0.85)

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$9,591	$1,220	$18,928	$4,006
Capital expenditures	(4,829)	(3,613)	(21,430)	(11,732)
Capitalized software development costs	(954)	(1,432)	(4,029)	(6,748)
Free cash flows (Non-GAAP)	$3,808	$(3,825)	$(6,531)	$(14,474)
Net cash used in investing activities	$(8,672)	$(11,364)	$(18,520)	$(58,051)
Net cash provided by financing activities	$7,216	$4,157	$21,983	$14,702